Exhibit 99.1
February 11, 2021
Limelight Networks Reports Fourth-quarter and Full-year 2020 Results
•Record annual revenue of $230.2 million increases 15% from 2019
•2020 GAAP net loss of $(19.3) million versus $(16.0) million in 2019
•Full-year Adjusted EBITDA of $24.5 million rises 35% from 2019
•Bob Lyons named new President and Chief Executive Officer
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of video delivery and edge cloud services, today reported results for its fourth quarter and year ended December 31, 2020.
Fourth-quarter Results
For the 2020 fourth quarter, the company generated revenue of $55.4 million, compared to $60.1 million in the fourth quarter of 2019.
GAAP net loss was $(8.3) million, or $(0.07) per basic share for the 2020 fourth quarter, compared to net income of $2.5 million, or $0.02 per basic share in the 2019 period. GAAP net loss included $2.2 million of interest expense related to Limelight’s senior convertible notes issued during the 2020 third quarter.
Non-GAAP net loss was $(3.8) million or $(0.03) per basic share for the 2020 fourth quarter, versus non-GAAP net income of $5.8 million, or $0.05 per basic share in 2019. The non-GAAP net loss excluded $1.0 million of interest expense related to the company’s convertible notes noted above.
Fourth-quarter adjusted EBITDA was $3.6 million, versus $11.4 million for the fourth quarter of 2019.
“I am excited to join Limelight, a company with an impressive list of blue-chip customers, in a large and growing market with a unique set of capabilities and solid foundation to build on,” said Bob Lyons, President and Chief Executive Officer. “Our global network and connectivity to billions of people, combined with the digital transformation creates enormous opportunity for us in edge content delivery, computing and cybersecurity.”
“Our immediate focus is the challenges we faced in the fourth quarter, specifically top-line growth and the resulting pressure on margins. Quite frankly, performance in these areas is not where it should be. I believe in our ability to close the gaps and position Limelight as a leader delivering edge-based solutions. While there is no doubt much has been accomplished, I know that our best days are ahead of us. I am confident in the direction we are headed, in our ability to better execute on a refined strategy and pursue rule-of-40 performance,” said Lyons.
Full-year Results
For the full year ended December 31, 2020, Limelight reported revenue of $230.2 million, a 15% increase from $200.6 million in 2019.
The company’s 2020 GAAP net loss was $(19.3) million, or $(0.16) per basic share, versus a net loss of $(16.0) million, or $(0.14) per basic share, in 2019. The 2020 GAAP net loss included $3.8 million of interest expense related to Limelight’s senior convertible notes noted above.

Exhibit 99.1
Non-GAAP net loss was $(1.6) million, or $(0.01) per basic share, for the year ended December 31, 2020, compared to non-GAAP net loss of $(2.3) million, or $(0.02) per basic share, in 2019.
Limelight reported adjusted EBITDA of $24.5 million for 2020, compared to $18.1 million in 2019.
The company does not plan to issue guidance for 2021 at this time. With new leadership and active efforts underway to evaluate all aspects of the business strategy and cost structure, the focus is on immediate and long-term steps to position the company as a leader delivering edge-based solutions. Additional details will be provided as the company formalizes these plans.
Said Lyons, “Limelight delivered a successful year on multiple fronts – but we have work to do. Our industry is on an upward trajectory – and we enter 2021 laser-focused on building a platform for profitable growth.”

Exhibit 99.1
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2020	September 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$46,795	75,169	$18,335
Marketable securities	76,928	49,623	—
Accounts receivable, net	31,675	42,222	34,476
Income taxes receivable	68	81	82
Prepaid expenses and other current assets	15,588	12,561	9,920
Total current assets	171,054	179,656	62,813
Property and equipment, net	46,418	47,493	46,136
Operating lease right of use assets	10,150	10,844	12,842
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,530	1,428	1,319
Goodwill	77,753	77,126	77,102
Other assets	7,233	7,459	9,117
Total assets	$314,178	324,046	$209,369
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,587	12,437	$12,020
Deferred revenue	933	797	976
Operating lease liability obligations	2,465	2,654	2,056
Income taxes payable	253	153	178
Other current liabilities	17,560	17,584	13,398
Total current liabilities	25,798	33,625	28,628
Convertible senior notes, net	100,945	99,937	—
Operating lease liability obligations, less current portion	11,265	11,745	13,488
Deferred income taxes	279	251	239
Deferred revenue, less current portion	220	230	161
Other long-term liabilities	479	579	316
Total liabilities	138,986	146,367	42,832
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 123,653, 122,824 and 118,368 shares issued and outstanding at December 31, 2020, September 30, 2020 and December 31, 2019, respectively	124	123	118
Additional paid-in capital	556,512	552,559	530,285
Accumulated other comprehensive loss	(7,511)	(9,379)	(9,210)
Accumulated deficit	(373,933)	(365,624)	(354,656)
Total stockholders’ equity	175,192	177,679	166,537
Total liabilities and stockholders’ equity	$314,178	324,046	$209,369

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2020	2020	Change	2019	Change	2020	2019	Change
Revenue	$55,394	$59,243	(6)%	$60,129	(8)%	$230,194	$200,634	15%
Cost of revenue:
Cost of services (1)	33,103	31,905	4%	28,586	16%	125,509	99,897	26%
Depreciation — network	5,468	5,602	(2)%	5,288	3%	21,579	19,193	12%
Total cost of revenue	38,571	37,507	3%	33,874	14%	147,088	119,090	24%
Gross profit	16,823	21,736	(23)%	26,255	(36)%	83,106	81,544	2%
Gross profit percentage	30.4%	36.7%		43.7%		36.1%	40.6%
Operating expenses:
General and administrative (1)	7,464	7,751	(4)%	7,554	(1)%	31,284	30,785	2%
Sales and marketing (1)	9,666	10,456	(8)%	10,399	(7)%	42,945	43,078	—%
Research and development (1)	5,066	5,425	(7)%	5,459	(7)%	21,680	22,534	(4)%
Depreciation and amortization	542	384	41%	328	65%	1,591	872	82%
Total operating expenses	22,738	24,016	(5)%	23,740	(4)%	97,500	97,269	—%
Operating (loss) income	(5,915)	(2,280)	NM	2,515	NM	(14,394)	(15,725)	NM
Other income (expense):
Interest expense	(2,183)	(1,674)	NM	(45)	NM	(3,939)	(76)	NM
Interest income	29	10	NM	25	NM	69	427	NM
Other, net	28	25	NM	169	NM	(368)	80	NM
Total other (expense) income	(2,126)	(1,639)	NM	149	NM	(4,238)	431	NM
(Loss) income before income taxes	(8,041)	(3,919)	NM	2,664	NM	(18,632)	(15,294)	NM
Income tax expense	268	66	NM	206	NM	645	750	NM
Net (loss) income	$(8,309)	$(3,985)	NM	$2,458	NM	$(19,277)	$(16,044)	NM

Net (loss) income per share:
Basic	$(0.07)	$(0.03)		$0.02		$(0.16)	$(0.14)
Diluted	$(0.07)	$(0.03)		$0.02		(0.16)	(0.14)

Weighted average shares used in per share calculation:
Basic	123,225	122,363		117,603		121,196	115,890
Diluted	123,225	122,363		123,801		121,196	115,890

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2020	2020	2019	2020	2019
Share-based compensation:
Cost of services	$313	$130	$376	$1,998	$1,495
General and administrative	1,840	1,272	1,858	7,611	8,098
Sales and marketing	764	206	597	3,519	2,263
Research and development	562	315	484	2,589	1,922
Total share-based compensation	$3,479	$1,923	$3,315	$15,717	$13,778

Depreciation and amortization:
Network-related depreciation	$5,468	$5,602	$5,288	$21,579	$19,193
Other depreciation and amortization	542	384	328	1,591	872
Total depreciation and amortization	$6,010	$5,986	$5,616	$23,170	$20,065

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(1,069)	$106,592	$285	$105,388	$(32,131)

End of period statistics:
Approximate number of active customers	527	534	599	527	599

Number of employees and employee equivalents	618	620	610	618	610

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2020	2020	2019	2020	2019
Operating activities
Net (loss) income	$(8,309)	$(3,985)	$2,458	$(19,277)	$(16,044)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,010	5,986	5,616	23,170	20,065
Share-based compensation	3,479	1,923	3,315	15,717	13,778
Foreign currency remeasurement (gain) loss	327	27	79	214	(25)
Deferred income taxes	(14)	(95)	300	(94)	270
Loss (gain) on sale of property and equipment	7	(1)	—	6	(56)
Accounts receivable charges	325	163	519	801	1,793
Amortization of premium on marketable securities	519	87	1	606	30
Realized loss on marketable securities	(3)	—	9	(3)	9
Noncash interest expense	1,070	868	—	1,938	—
Changes in operating assets and liabilities:
Accounts receivable	10,221	2,862	823	2,000	(10,228)
Prepaid expenses and other current assets	(3,038)	(2,232)	(324)	(5,717)	(1,101)
Income taxes receivable	16	(10)	(3)	19	40
Other assets	258	757	(1,547)	2,762	(4,188)
Accounts payable and other current liabilities	(9,228)	1,222	(2,383)	(1,069)	1,292
Deferred revenue	126	(172)	(232)	17	(789)
Income taxes payable	86	(17)	(143)	71	61
Payments related to litigation, net	—	—	—	—	(3,040)
Other long term liabilities	(99)	276	15	167	(121)
Net cash provided by operating activities	1,753	7,659	8,503	21,328	1,746
Investing activities
Purchases of marketable securities	(36,064)	(52,690)	—	(88,754)	(10,279)
Sale and maturities of marketable securities	8,272	2,900	3,211	11,172	35,364
Purchases of property and equipment	(2,957)	(7,180)	(10,480)	(25,085)	(34,704)
Proceeds from sale of property and equipment	1	1	—	2	51
Net cash used in investing activities	(30,748)	(56,969)	(7,269)	(102,665)	(9,568)
Financing activities
Proceeds from issuance of debt, net	—	121,600	—	121,600	—
Purchase of capped calls	—	(16,413)	—	(16,413)	—
Payment of debt issuance costs	(75)	(784)	—	(859)	—
Payment of employee tax withholdings related to restricted stock vesting	(891)	(1,041)	(1,079)	(4,878)	(3,607)
Proceeds from employee stock plans	1,377	2,598	3,290	10,068	4,406
Net cash provided by financing activities	411	105,960	2,211	109,518	799
Effect of exchange rate changes on cash and cash equivalents	210	319	58	279	(25)
Net increase (decrease) in cash and cash equivalents	(28,374)	56,969	3,503	28,460	(7,048)
Cash and cash equivalents, beginning of period	75,169	18,200	14,832	18,335	25,383
Cash and cash equivalents, end of period	$46,795	$75,169	$18,335	$46,795	$18,335
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude share-based compensation and non-cash interest expense. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because,

Exhibit 99.1
collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•These measures do not reflect changes in, or cash requirements for, our working capital needs;
•Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•These measures do not reflect income taxes or the cash requirements for any tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2020		September 30, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(8,309)	$(0.07)	$(3,985)	$(0.03)	$2,458	$0.02	$(19,277)	$(0.16)	$(16,044)	$(0.14)
Share-based compensation	3,479	0.03	1,923	0.02	3,315	0.03	15,717	0.13	13,778	0.12
Noncash interest expense	1,070	0.01	868	0.01	—	—	1,938	0.02	—	—
Non-GAAP net (loss) income	$(3,760)	$(0.03)	$(1,194)	$(0.01)	$5,773	$0.05	$(1,622)	$(0.01)	$(2,266)	$(0.02)

Weighted average shares used in per share calculation:		123,225		122,363		117,603		121,196		115,890

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
U.S. GAAP net (loss) income	$(8,309)	$(3,985)	$2,458	$(19,277)	$(16,044)
Depreciation and amortization	6,010	5,986	5,616	23,170	20,065
Interest expense	2,183	1,674	45	3,939	76
Interest and other (income) expense	(57)	(35)	(194)	299	(507)
Income tax expense	268	66	206	645	750
EBITDA	$95	$3,706	$8,131	$8,776	$4,340
Share-based compensation	3,479	1,923	3,315	15,717	13,778
Adjusted EBITDA	$3,574	$5,629	$11,446	$24,493	$18,118
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income (loss), capital expenditures, and our future prospects. Our expectations

Exhibit 99.1
and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of February 11, 2021, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, Inc. (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2021 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Dan Boncel, 602-850-4810
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ